FILE NO. 333-227375
United States
Securities and Exchange Commission
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-3 to S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Talcott Resolution Life Insurance Company
(Exact name of registrant as specified in its charter)
Connecticut
(State or other jurisdiction of incorporation or organization)

6311
(Primary Standard Industrial Classification Code Number)
06-0974148
(I.R.S. Employer Identification Number)
1 Griffin Road North, Windsor, Connecticut 06095-1512
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Lisa Proch
Talcott Resolution Life Insurance Company
1 Griffin Road North
Windsor, Connecticut 06095-1512
(860) 547-4390
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ( )                        Accelerated Filer ( )
Non-Accelerated Filer (x)                         Smaller Reporting Company ( )
Emerging Growth Company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Deferred Annuity Contracts & Participating Interests Therein	$88,800,000**	N/A*	N/A	N/A**
* The proposed maximum offering price per unit is not applicable in that these contracts are not issued in predetermined amounts or units.
**Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement carried forward $88,800,000 of unsold securities, all of which are included under "Amount to be Registered" above, that were previously registered on the Form S-3 registration statement (File No. 333-227375) filed on September 17, 2018 by Talcott Resolution Life Insurance Company. Because a filing fee of $11,329.50 was previously paid for the securities being carried forward to this registration statement, no filing fee is due in connection with those securities. The offering of securities on the earlier registration statement will be deemed terminated as of the date of effectiveness of this registration statement.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

Talcott Resolution is changing the registration form for the Contracts from Form S-3 to Form S-1 to facilitate Talcott Resolution’s intended reliance on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”).  Rule 12h-7 exempts insurance companies from the 1934 Act’s periodic and current reporting requirements with respect to non-variable insurance products that are registered under the 1933 Act, provided that certain conditions are satisfied.  While registration on Form S-1 is not an express condition of Rule 12h-7, the eligibility requirements of Form S-3 require a registrant to file 1934 reports, making reliance on Rule 12h-7 and registration on Form S-3 generally incompatible.

Talcott Resolution (formerly Hartford Life Insurance Company) decided to register the Contracts on Form S-3 (prior to the adoption of Rule 12h-7 in 2009) to realize the benefits associated with that registration form (e.g., short-form prospectus and forward incorporated by reference).  Even after the adoption of Rule 12h-7, Talcott Resolution made the decision to continue having the Contracts registered on Form S-3 for various reasons, such as administrative convenience.  In light of business changes, Talcott Resolution has decided that suspending 1934 Act reporting (by relying on Rule 12h-7) outweighs the benefits associated with Form S-3.  Accordingly, Talcott Resolution is taking the necessary step of registering the Contracts on Form S-1.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

CRC® COMPOUND RATE CONTRACT
GROUP MODIFIED GUARANTEED ANNUITY CONTRACT
TALCOTT RESOLUTION LIFE INSURANCE COMPANY
PO BOX 14293
LEXINGTON, KY 40512-4293

1-800-862-6668 (CONTRACT OWNERS)
1-800-862-7155 (INVESTMENT PROFESSIONALS)
www.talcottresolution.com

This Contract is no longer available for purchase.
This prospectus describes participating interests in a group deferred annuity Contract and individual deferred annuity Contracts. Both were designed and offered to provide retirement programs for you if you were an eligible individual. With respect to the group Contract, eligible individuals included persons who established accounts with certain broker-dealers which have entered into a distribution agreement to offer participating interests in the Contract, and members of other eligible groups. (See "Distribution of Contracts"). An individual deferred annuity Contract was offered in certain states and to certain trusts. Certain Qualified Plans could have also purchased the Contract.
A minimum single Purchase Payment of at least $5,000 for Non-Qualified Contracts ($2,000 for Qualified Contracts) was required to accompany the application for a Contract. No additional payment is permitted on a Contract. (See "Application and Purchase Payment"). Talcott Resolution Distribution Company ("TDC") serves as the principal underwriter of the Contract and entered into selling agreements with registered broker-dealers to sell the Contract. The offering of the Contract is intended to be continuous.
This prospectus is filed with the Securities and Exchange Commission ("SEC"). Neither the SEC nor any state securities commission has approved or disapproved these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents otherwise may be guilty of a criminal offense.
This prospectus can also be obtained from the SEC's website: (www.sec.gov).
This annuity IS NOT:
t  A bank deposit or obligation
t  Federally insured
t  Endorsed by any bank or governmental agency
See "Summary and Risk Factors" and the risk factors and other information contained in our Annual Report on Form 10-K for the year ended December 31, 2018 incorporated by reference into this prospectus.
This annuity may not have been available for sale in all states.
Pursuant to IRS Circular 230, you are hereby notified of the following: The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of insurance products. You should seek advice based on your particular circumstances from an independent tax advisor. This prospectus is not intended to provide tax, accounting or legal advice. Please consult with your tax accountant or attorney prior to finalizing or implementing any tax or legal strategy or for any tax, accounting or legal advice concerning your situation.
Four Simple Steps to Safeguard Your Account Against Fraud
We take protection of our customer accounts and information seriously. With the number of security breaches on the rise, it is a good time to remind you, our clients, to increase your awareness and protect yourself from fraud. We recommend four easy ways you can help protect yourself and your investments.
1. Strengthen Your Password
A strong password is your primary line of defense, which is why criminals attempt to acquire them. Passwords should be complex and difficult to guess. In order to ensure their ongoing effectiveness, passwords should be changed on a regular basis.
2. Keep Your Information Current
Make sure your contact information, including mailing address, email address and phone number is up to date with us. This will ensure that you receive your important documents.

3. Be Aware
Learn to recognize phishing emails, suspicious phone calls and texts from individuals posing as legitimate organizations, such as a bank, credit card company and government agencies. Do not click on links or download attachments from unknown sources.
4. Review Your Account Statements and Notify Law Enforcement of Suspicious Activity
As a precautionary measure, we recommend that you remain vigilant by reviewing your account statements and credit reports closely. If you detect any suspicious activity on an account, you should promptly notify the financial institution or company with which the account is maintained. You also should promptly report any fraudulent activity or suspected incidence of identity theft to proper law enforcement authorities or the Federal Trade Commission (FTC).
To file a complaint with the FTC, you may do so at www.ftc.gov/idtheft or call 1-877-ID-THEFT (877-438-4338). The FTC mailing address is 600 Pennsylvania Ave. NW, Washington, DC 20580. Complaints filed with the FTC will be added to the FTC’s Identity Theft Data Clearinghouse, which is a database made available to law enforcement agencies.
Obtain a Copy of Your Credit Report
You may obtain a free copy of your credit report from each of the three major credit reporting agencies once every 12 months by visiting www.annualcreditreport.com, calling toll-free 877-322-8228, or by completing an Annual Credit Report Request Form (found on the website) and mailing it to Annual Credit Report Request Service, P.O. Box 105281, Atlanta, GA 30348.
Or you can elect to purchase a copy of your credit report by contacting one of the three national credit reporting agencies. Contact information for the three national credit reporting agencies is provided below:

Equifax (800) 685-1111 www.equifax.com P.O. Box 740241 Atlanta, GA 30374	Experian (888) 397-3742 www.experian.com P.O. Box 2002 Allen, TX 75013	Transunion (800) 888-4213 www.transunion.com P.O. Box 1000 Chester, PA 19016
Additional Free Resources on Identity Theft
You may wish to review the tips provided by the FTC on how to avoid identity theft. For more information, please visit www.consumer.ftc.gov/topics/privacy-identity or call 1-877-ID THEFT (877-438-4338).

NOT INSURED BY FDIC OR ANY FEDERAL GOVERNMENT AGENCY	MAY LOSE VALUE	NOT A DEPOSIT OF OR GUARANTEED BY ANY BANK OR ANY BANK AFFILIATE
PROSPECTUS DATED: JULY 15, 2019

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALES PERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON.

Available Information and Incorporation by Reference
Incorporation by Reference
The SEC allows us to "incorporate by reference" information that we have filed with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We disclose important information to you in this prospectus by referring you to those documents.
This prospectus incorporates by reference the following documents:

1)	Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 22, 2019;

2)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 3, 2019;
Upon oral or written request and without charge, we will provide to each person to whom a copy of this prospectus has been delivered (including a beneficial owner), free of charge, a copy of any document referred to above which has been incorporated by reference in this prospectus but not delivered with this prospectus, (including any exhibits that are specifically incorporated by reference in them). Requests for such copies should be directed to us at the address stated on the first page of this prospectus or by calling 1-800-862-6668. You may also obtain copies by visiting www.talcottresolution.com.
The SEC maintains an internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC (www.sec.gov).
Status Pursuant to Securities Exchange Act of 1934
Talcott Resolution's intention to rely on the exemption provided by Rule 12h-7 under the Securities Act of 1934 from the requirement to file future reports pursuant to Section 15(d) of that Act will take effect after the effective date of this prospectus.

Summary and Risk Factors
This Contract is no longer available for purchase.
Upon application, or purchase order, you selected an initial Guarantee Period from among those then offered by us. (See "Initial and Subsequent Guarantee Periods" and "Establishment of Guarantee Rates and Current Rates"). Your Purchase Payment (less surrenders and less applicable premium taxes, if any) earned interest at the initial Guarantee Rate which is an Annual Effective Rate of Interest. Interest is compounded annually. (See "Accumulation Period — Initial and Subsequent Guarantee Periods").
At the end of each Guarantee Period, a subsequent Guarantee Period of the same duration will begin unless, within the 30-day period preceding the end of such Guarantee Period, you elect a different available duration from among those offered by us at that time. In no event may subsequent Guarantee Periods extend beyond the Annuity Commencement Date then in effect. (See Section B.1. for additional information as to your options when there is no Guarantee Period into which you may renew due to the proximity of your Annuity Commencement Date.) As used throughout this prospectus, an "available" Guarantee Period is a guarantee period of a duration that we offer for investment during the relevant time period. Unless specifically provided below, an available Guarantee period may not be of the same duration offered in the initial Guarantee Period or any subsequent Guarantee Period. Certain guarantee periods may not be currently available to certain classes of contract holders.
The Account Value as of the first day of each subsequent Guarantee Period will earn interest at the Subsequent Guarantee Rate. Talcott Resolution's management will make the final determination as to guarantee rates to be declared. We cannot predict, nor can we guarantee, future guarantee rates. (See "Initial and Subsequent Guarantee Periods" and "Establishment of Guarantee Rates and Current Rates").
Subject to certain restrictions, partial and full surrenders are permitted. However, such surrenders may be subject to a surrender charge and/or a Market Value Adjustment ("MVA"). A full or partial surrender made preceding the end of a Guarantee Period will be subject to an MVA. Except as described in this prospectus, the surrender charge will be deducted from any partial or full surrender made before the end of the seventh Contract Year. The surrender charge will be equal to seven percent of the Gross Surrender Value in the first Contract Year, and be reduced by one percentage point for each of the next six Contract Years.
For a surrender made at the end of the Initial Guarantee Period, no surrender charge will be applied, provided such surrender occurs on or after the end of the third Contract Year. For a surrender made at the end of any other Guarantee Period, no surrender charge will be applied, provided such surrender occurs on or after the end of the fifth Contract Year. A request for surrender at the end of a Guarantee Period must be received in writing within 30 days preceding the end of the Guarantee Period. An MVA will not be applied.
No surrender charges will be applicable to the application of your Account Value to purchase an annuity on the Annuity Commencement Date. An MVA will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an annuity option ("Annuity Option") you must notify us at least thirty (30) days before the Annuity Commencement Date.
In addition, we will send you any interest that has been credited during the prior twelve (12) months if you so request in writing. We will not impose any surrender charge or MVA on such interest payments. Any such surrender may, however, be subject to tax. (See "Surrenders" and "Federal Tax Considerations").
The MVA reflects the relationship between the Current Rate for the duration remaining in the Guarantee Period at the time you request the surrender and the applicable Guarantee Rate being applied to your Account Value. Since Current Rates may reflect, in part, the investment yields available to us (see "Investments By Talcott Resolution"), the effect of the MVA will be closely related to the levels of such yields. It is possible, therefore, that should such yields increase significantly from the time you purchased your Contract, the amount you would receive upon a full surrender of your Contract may be less than your original Purchase Payment. If such yields should decrease significantly, the amount you would receive upon a full surrender may be more than your original Purchase Payment.
We may defer payment of any partial or full surrender for a period not exceeding six months from the date of our receipt of your written notice of surrender or the period permitted by state insurance law, if less. Such a deferral of payment will be for a period greater than thirty (30) days only under highly unusual circumstances. We will not defer payment for more than thirty (30) days for any surrender effective at the end of any Guarantee Period. Interest of at least 4.5% per annum will be paid on any amounts deferred for more than thirty (30) days if we choose to exercise this deferral right. (See "Payment Upon Partial or Full Surrender").
On the Annuity Commencement Date specified by you, we will make a lump-sum payment or start to pay a series of payments based on the Annuity Options selected by you. (See "Annuity Period").
The Contract provides for a Death Benefit. If the Annuitant dies before the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if the Participant dies before the Annuity Commencement Date, the Death Benefit will be payable to the Beneficiary as determined under the Contract Control Provisions. With regard to joint Participants, at the first death of a joint Participant preceding the Annuity Commencement Date, the Beneficiary will be the surviving Participant notwithstanding that the designated Beneficiary may be different. The Death Benefit is calculated as of the date we receive written notification of Due Proof of Death at the offices of Talcott Resolution.
The Death Benefit will equal the Account Value. If the named Beneficiary is the spouse of the Participant and the Annuitant is living, the spouse may elect, in lieu of receiving the Death Benefit, to become the Participant and continue the Contract. (See "Death Benefit").
A deduction will be made for premium taxes for Contracts sold in certain states. (See "Premium Taxes").
Certain special provisions apply only with respect to Contracts issued in the states of California, Michigan, Missouri, New York, Oregon, South Carolina, Texas, Virginia and Wisconsin. These are set forth in detail in Appendix B.
For Contracts issued as individual retirement annuities, we will refund the Purchase Payment to the Participant if the Contract is returned to us within seven days after Contract delivery.
Surrender Offer
In early 2015 we made an Increased Surrender Value Offer ("Offer") to certain Contract owners. This Offer provided you the option to fully surrender your Contract in return for an increased surrender value. This Offer is no longer available. We may make additional offers in the future that may be similar to the Offer or may be different than the Offer. We will notify you in writing if additional offers are available.
Glossary of Special Terms
In this prospectus, "we," "us," and "our" refer to Talcott Resolution. With respect to a group deferred annuity Contract, "you," "yours," and "Participant" refer to a person/persons who has/have been issued a Certificate. With respect to an individual annuity Contract, "you," "yours," and "Participant" refer to a person/persons who has/have been issued a Contract.
In addition, as used in this prospectus, the following terms have the indicated meanings:
Account Value: As of any date on which the New York Stock Exchange is open for business, the Account Value is the sum of the Purchase Payment and all interest earned to date less the sum of the Gross Surrender Value of any surrenders made to that date.
Annual Effective Rate of Interest: At the beginning of a year, the rate of return an investment will earn during that year, where interest is not paid until the end of the year (i.e., no surrenders or interest surrenders are made during the year). If interest surrenders are taken more frequently than annually, the total interest for a given year will be less than the Annual Effective Rate of Interest times the Account Value at the beginning of the year.
Annuitant: The person upon whose life annuity payments are issued.
Annuity Commencement Date: The date designated in the Contract or otherwise by the Participant on which annuity payments are to start.
Beneficiary: The person entitled to receive benefits per the terms of the Contract in case of the death of the Annuitant or the Participant or Joint Participant, as applicable.
Compound Interest Method: The process of interest being reinvested to earn additional interest on a daily basis. This method results in an exponential calculation of daily interest.
Contract: For a group annuity Contract, "Contract" means the Certificate evidencing a participating interest in the group annuity Contract as set forth in this prospectus. Any reference in this prospectus to "Contract" includes the underlying group annuity Contract. For an individual annuity Contract, "Contract" means that individual annuity contract.
Contract Date: The effective date of Participant's participation under the group annuity Contract, as designated in the Contract, or the date of issue of an individual annuity Contract.
Contract Year: A continuous twelve (12) month period commencing on the Contract Date and each anniversary thereof.
Contingent Annuitant: The person so designated by the Participant, who upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the Annuitant.
Current Rate: The applicable interest rate contained in a schedule of rates established by us from time to time for various durations.
Due Proof of Death: A certified copy of a death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased or any other proof acceptable to us.
Gross Surrender Value: As of any date, that portion of the Account Value specified by you for a full or a partial surrender.
Guarantee Period: The period for which either an initial Guarantee Rate or Subsequent Guarantee Rate is credited.
Guarantee Rate: The rate of interest credited and compounded annually during the Guarantee Period.
In Writing: A written form satisfactory to us and received at our overnight mailing address at Talcott Resolution — Annuity Service Operations, 1338 Indian Mound Drive, Mt. Sterling, KY 40353. Our standard mailing address is Talcott Resolution — Annuity Service Operations, PO Box 14293, Lexington, KY 40512-1293.

Market Value Adjustment ("MVA"): A positive or negative financial adjustment made in connection with a full or partial surrender or annuitization during a Guarantee Period. The adjustment will reflect the relationship between the Current Rate for the duration remaining in the Guarantee Period(s) at surrender or upon annuitization during a Guarantee Period and the interest rate for the Guarantee Period then applicable under the Contract.
Net Surrender Value: The amount payable to you on a full or partial surrender under the Contract after the application of any Contract charges and/or MVA and taxes.
Non-Qualified Contract: A Contract which is not classified as, or issued in connection with, a tax-qualified retirement plan using pre-tax dollars under the Internal Revenue Code of 1986, as amended (the "Code").
Purchase Payment: The payment made to us pursuant to the terms of the Contract.
Qualified Contract: A Contract which qualifies as, or issued in connection with, a tax-qualified retirement plan using pre-tax dollars under the Code, such as an employer-sponsored §401(k) plan or an eligible state deferred compensation plan under §457.
Subsequent Guarantee Rate: The rate of interest established by us for the applicable subsequent Guarantee Period.
Talcott Resolution: Talcott Resolution Life Insurance Company.
Description of Contracts
A. Application and Purchase Payment
This Contract is no longer available for purchase.
When you applied for a Contract, you completed an application form or an order to purchase. The application, along with your Purchase Payment, was submitted to us for its approval.
The Contracts were issued within a reasonable time after the payment of a single Purchase Payment. You may not contribute additional Purchase Payments to a Contract in the future.
The minimum Purchase Payment for a Contract was $5,000 for Non- Qualified Contracts ($2,000 for Qualified Contracts). We retained the right to limit the amount of the maximum Purchase Payment.
Your Purchase Payment became part of our general assets and was credited to an account we established for you. Generally, your Purchase Payment was confirmed in writing within five (5) business days of receipt. You started earning interest on your account the day the Purchase Payment was applied.
If the application/order request or other information accompanying the Purchase Payment was incomplete when we received it, we held the money in a non-interest bearing account for up to fifteen (15) business days while we tried to obtain complete information. If we could not obtain the information within that time, we returned your Purchase Payment unless you requested us to hold your Purchase Payment until you provided the necessary information.
We no longer accept any incoming 403(b) exchanges or applications for 403(b) individual annuity Contracts.
B. Accumulation Period
1. Initial and Subsequent Guarantee Periods
Upon application, you selected the duration of your initial Guarantee Period from among those durations offered by us. The duration you selected determined your initial Guarantee Rate. Your Purchase Payment (less surrenders and less applicable premium taxes, if any) earned interest at the initial Guarantee Rate which is an Annual Effective Rate of Interest. Interest is credited daily to your account using the Compound Interest Method. With compound interest, the total investment of principal and interest earned to date is invested at all times. You continue to earn interest on interest already earned. However, when surrenders are made during the year, interest on the amount of the surrenders is lost for the remainder of the year.
Set forth below is an illustration of how interest would be credited to your Account Value during each Guarantee Period, using a five (5) year Guarantee Period. For the purpose of this example, we have made assumptions regarding the beginning Account Value, the Guarantee Period, and the Guarantee Rate.
We have also assumed no full or partial surrenders or pre-authorized distributions of interest during the entire five (5) year period. An MVA, surrender charge, or both may apply to any such surrenders or distributions (see "Surrenders"). The hypothetical interest rates are illustrative only and are not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given time may be more or less than those shown.
Example of Compounding at the Initial Guarantee Rate

Beginning Account Value:	$50,000
Guarantee Period:	5 years
Guarantee Rate:	5.50% per annum

	End of Contract Year:
	Year 1	Year 2	Year 3	Year 4	Year 5
Beginning Account Value	$50,000.00
(1+Guarantee Rate)	1.055
	$52,750.00
Account Value at end of Contract Year 1		$52,750.00
X (1+Guarantee Rate)		1.055
		$55,651.25
Account Value at end of Contract Year 2			$55,651.25
X (1+Guarantee Rate)			1.055
			$58,712.07
Account Value at end of Contract Year 3				$58,712.07
X (1+Guarantee Rate)				1.055
				$61,941.23
Account Value at end of Contract Year 4					$61,941.23
X (1+Guarantee Rate)					1.055
					$65,348.00
Account Value at end of Guarantee Period					$65,348.00
Total Interest Credited in Guarantee Period				$65,348.00 – 50,000.00 = $15,348.00
Account Value at end of Guarantee Period				$50,000.00 + 15,348.00 = $65,348.00
Account Value after 180 days from the Contract Date				$50,000 x (1.055)180/365 = $51,337.77
Unless you elect to make a surrender (see "Surrenders"), a subsequent Guarantee Period will commence at the end of a Guarantee Period. (However, see Annuity Commencement Date, below.) Each subsequent Guarantee Period will be of the same duration as the previous Guarantee Period unless you elect In Writing, on any day within the thirty (30) day period preceding the end of the current Guarantee Period, a Guarantee Period of a different duration from among those available at that time. We reserve the right to add, delete, modify or otherwise restrict the availability of Guarantee Periods to any or all classes of Contract holders.
Annuity Commencement Date. In no event may subsequent Guarantee Periods extend beyond the Annuity Commencement Date then in effect. If at the end of a Guarantee Period there is no available Guarantee Period that will end prior to your Annuity Commencement Date, we will notify you of your options prior to the end of the Guarantee Period. These options are to (i) surrender your Contract or (ii) elect an Annuity Option as described in Section C. If written instructions are required from you as to which of the options you wish to exercise upon the expiration of the current Guarantee Period, and we do not receive such written instructions, your Account Value will not be invested into a subsequent Guarantee Period. Instead, your Account Value will be held in a holding account. Account Value in the holding account will earn interest at the rate of 3% per year. Account Value will remain in the holding account until you elect to surrender your Contract or select an Annuity Option, or your Contract is automatically annuitized when the Annuity Commencement Date is reached. When you surrender your Contract, or select an Annuity Option, or are defaulted to an Annuity Option upon reaching your Annuity Commencement Date, no surrender charge or MVA will be assessed.
2. Establishment of Guarantee Rates and Current Rates
You knew the initial Guarantee Rate for the Guarantee Period you chose at the time you purchased your Contract. Current Rates will be established periodically along with the Guarantee Rates which will be applicable to subsequent Guarantee Periods. After the end of each Contract Year, we will send you a statement which will show (a) your Account Value as of the end of the preceding Contract Year, (b) all transactions regarding your Contract during the Contract Year, (c) your Account Value at the end of the current Contract Year, and (d) the rate of interest being credited to your Contract.
Talcott Resolution has no specific formula for determining the rate of interest that it will declare as Current Rates or Guarantee Rates in the future. The determination of Current Rates and Guarantee Rates may reflect, in part, the income anticipated from the types of debt instruments in which we intend to invest the proceeds attributable to the Contracts. (See "Investments by Talcott Resolution"). In addition, Talcott Resolution's management may also consider various other factors in determining

Current Rates and Guarantee Rates for given periods, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends, and competitive factors.
Talcott Resolution's management will make the final determination as to Current Rates and Guarantee Rates to be declared. We cannot predict, nor can we guarantee, future Current Rates or Guarantee Rates.
3. Surrenders
(a)  General
Full surrenders may be made under a Contract at any time. Partial surrenders may only be made if:
i.  the Gross Surrender Value is at least $1,000; and
ii.  the remaining Account Value after the Gross Surrender Value has been deducted is at least $5,000.
In the case of all surrenders, the Account Value will be reduced by the Gross Surrender Value on the Surrender Date and the Net Surrender Value will be payable to you. The Net Surrender Value equals:
(A – B) x C, where:
A = the Gross Surrender Value;
B = the surrender charge plus any unpaid premium tax; and
C = the MVA.
We will, upon request, inform you of the amount payable upon a full or partial surrender.
Any full, partial or special surrender may be subject to tax. (See "Federal Tax Considerations")
THERE ARE CERTAIN RESTRICTIONS ON SECTION 403(b) TAX-SHELTERED ANNUITIES. AS OF DECEMBER 31, 1988, ALL SECTION 403(b) ANNUITIES HAVE LIMITS ON FULL AND PARTIAL SURRENDERS. CONTRIBUTIONS TO THE CONTRACT MADE AFTER DECEMBER 31, 1988 AND ANY INCREASES IN CASH VALUE AFTER DECEMBER 31, 1988 MAY NOT BE DISTRIBUTED UNLESS THE CONTRACT OWNER/EMPLOYEE HAS: (A) ATTAINED AGE 59½, (B) TERMINATED EMPLOYMENT, (C) DIED, (D) BECOME DISABLED, OR (E) EXPERIENCED FINANCIAL HARDSHIP.
WE NO LONGER ACCEPT ANY INCOMING 403(b) EXCHANGES OR APPLICATIONS FOR 403(b) INDIVIDUAL ANNUITY CONTRACTS.
DISTRIBUTIONS DUE TO FINANCIAL HARDSHIP OR SEPARATION FROM SERVICE MAY STILL BE SUBJECT TO A PENALTY TAX OF 10%.
TALCOTT RESOLUTION WILL NOT ASSUME ANY RESPONSIBILITY IN DETERMINING WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT TAX PENALTY, IN ANY PARTICULAR SITUATION OR IN MONITORING SURRENDER REQUESTS.
(b)  Surrender Charge
No deduction for a sales charge was made from the purchase payment when received. A surrender charge, however, may be deducted from the Gross Surrender Value (before application of any MVA) of any partial or full surrender made before the end of the seventh Contract Year regardless of the length of Guarantee Periods, as follows:

Contract Year in which Surrender is made	Surrender Charge as Percentage of Gross Surrender Value
1	7%
2	6%
3	5%
4	4%
5	3%
6	2%
7	1%
Thereafter	0%
No surrender charge will be made for surrenders after Contract Year 7 or certain surrenders effective at the end of a Guarantee Period. (See "Special Surrenders").
The surrender charge may have been reduced if you were surrendering to purchase a variable annuity contract issued by us. We ceased sales of all annuity products in 2012.
For example, assume you select an initial Guarantee Period of five (5) years and then you take no action to change the duration of the second Guarantee Period, resulting in a second Guarantee Period also with a duration of five (5) years. Any surrenders made during the sixth Contract Year will be subject to a two percent surrender charge even though you could have made a surrender of up to the Account Value at the end of the initial five (5) year Guarantee Period which would not have been subject to a surrender charge.
(c)  Market Value Adjustment
The amount payable on a partial or full surrender made during any Guarantee Period may be adjusted up or down by the application of the MVA. Where applicable, the MVA is applied to Gross Surrender Value, net of any surrender charge.
In the case of either a partial or full surrender, the MVA will reflect the relationship between the Current Rate for the duration remaining in the Guarantee Period at the time you request the surrender, and the Guarantee Rate then applicable to your Contract.
Generally, if your Guarantee Rate is lower than the applicable Current Rate, then the application of the MVA will reduce the payment upon surrender.
Similarly, if your Guarantee Rate is higher than the applicable Current Rate, the application of the MVA will increase the payment upon surrender.
For example, assume you purchase a Contract and select an initial Guarantee Period of ten (10) years and our Guarantee Rate for that duration is 8% per annum. Assume that at the end of seven years you make a partial surrender. If the three year Current Rate is then 6%, the amount payable upon partial surrender will increase after the application of the MVA. On the other hand, if such Current Rate is higher than your Guarantee Rate (for example, 10%), the application of the MVA will cause a decrease in the amount payable to you upon this partial surrender.
Since Current Rates may reflect, in part, the investment yields available to us (see "Investments By Talcott Resolution"), the MVA may also reflect, in part, the levels of such yields. It is possible, therefore, that should such yields increase significantly from the time you purchased your Contract, coupled with the application of the surrender charges, the amount you would receive upon a full surrender of your Contract could be less than your original purchase payment.
The formula for calculating the MVA is set forth in Appendix C, which also contains an additional illustration of the application of the MVA.
(d)  Special Surrenders
No surrender charge is imposed:
(1)  Upon a surrender made at the end of the initial Guarantee Period, provided such surrender occurs on or after the end of the third Contract Year.
(2)  Upon a surrender made at the end of any subsequent Guarantee Period, provided such surrender occurs on or after the end of the fifth Contract Year.
A request for surrender at the end of a Guarantee Period pursuant to (1) and (2) above must be received In Writing by us during the thirty (30) day period preceding the end of that Guarantee Period.
(3)  Upon the application of your Account Value to purchase an annuity on the Annuity Commencement Date. An MVA will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an Annuity Option, we must receive your notice In Writing at least thirty (30) days before the end of that Guarantee Period.
In addition, we will send you any interest that has been credited during the prior 12 months if you so request In Writing. No surrender charge or MVA will apply to such interest payments. Any such surrender may, however, be subject to tax.
For certain tax-qualified plans, we reserve the right to offer by rider an extended surrender privilege, without imposing a surrender charge or MVA.
4. Guarantee Period Exchange Option
Once each Contract Year you may elect to transfer from your current Guarantee Period into a new Guarantee Period of a different then available duration. We reserve the right to add, delete, modify or otherwise restrict the availability of Guarantee Periods to any or all classes of Contract holders. An MVA will be applied to your current Account Value at the time of transfer. There will be no surrender charge for this exchange. Surrender charges will continue to be based on time elapsed from the original Contract Date. While we currently do not impose a transfer charge, we reserve the right to charge a fee of up to $50 for each transfer.
5. Premium Taxes
A deduction is also made for premium taxes, if any, imposed on us by a state, municipality, or other governmental entity. The tax, currently ranging from 0% to 3.5%, is assessed at the time Purchase Payments are made or when annuity payments begin. We will pay premium taxes at the time imposed under applicable law. At our sole discretion, we may deduct premium taxes at the time we pay such taxes to the applicable taxing authorities, upon surrender, or when annuity payments commence.
6. Death Benefit
If the Annuitant dies before the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if the Participant dies before the Annuity Commencement Date, the Death Benefit will be payable to the Beneficiary as determined under the Contract Control Provisions. With regard to Joint Participants, at the first death of a Joint Participant preceding the Annuity Commencement Date, the Beneficiary will be the surviving Participant, notwithstanding that the Designated Beneficiary may be different. The Death Benefit is calculated as of the date we receive written notification of Due Proof of Death at the offices of Talcott Resolution. The Death Benefit will equal the Account Value.
The Death Benefit may be taken in one sum, to be paid within six months after the date we receive Due Proof of Death, or under any of the Annuity Options available under the Contract; provided, however, that: (a) in the event of the death of a Participant prior to the Annuity Commencement Date, any Annuity Option selected must provide that any amount payable as a Death Benefit will be distributed within five (5) years of the date of death; and (b) in the event of the death of a Participant or Annuitant which occurs on or after the Annuity Commencement Date, any remaining interest in the Contract will be paid at least as rapidly as under the method of distribution in effect at the time of death, or, if the benefit is payable over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary, such distribution must commence within one (1) year of the date of death. In the event of the Participant's death, where the sole Beneficiary is the spouse of the Participant and the Annuitant or Contingent Annuitant is living, such sole Beneficiary may elect, in lieu of receiving the Death Benefit, to be treated as the Participant.
If the Contract is owned by a corporation or other non-individual, the Death Benefit payable upon the death of the Annuitant preceding the Annuity Commencement Date will be payable only as one sum or under the same Annuity Options and in the same manner as if an individual Contract owner died on the date of the Annuitant's death.
Proceeds from the Death Benefit may be left with Talcott Resolution for a period not to exceed five (5) years from the date of the Participant's death preceding the Annuity Commencement Date. The proceeds will remain in the same Guarantee Period and continue to earn the same interest rate as at the time of death. If the Guarantee Period ends before the end of the five (5) year period, the Beneficiary may elect a new Guarantee Period with a duration closest to but not to exceed the time remaining in the period of five (5) years from the date of the Participant's death. Full or partial surrenders may be made at any time. In the event of surrenders, the remaining value will equal the proceeds left with us, minus any surrenders, plus any interest earned. An MVA will be applied to all surrenders except those occurring at the end of a Guarantee Period.
The Beneficiary of a non-qualified Contract or IRA may also elect the "Single Life Expectancy Only" option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.
7. Payment Upon Partial or Full Surrender
We may defer payment of any partial or full surrender for a period not exceeding six months from the date of our receipt of your notice of surrender or the period permitted by state insurance law, if less. We may defer a surrender payment more than thirty (30) days and, if we do, we will pay interest of at least 4.5% per annum on the amount deferred. While all circumstances under which we could defer payment upon surrender may not be foreseeable at this time, such circumstances could include, for example, a time of an unusually high surrender rate under the Contracts, accompanied by a radical shift in interest rates. If we intend to withhold payment for more than thirty (30) days, we will notify you in writing. We will not, however, defer payment for more than thirty (30) days as to any surrender which is to be effective at the end of any Guarantee Period.
C. Annuity Period
1. Electing the Annuity Commencement Date and Form of Annuity
Upon application for a Contract, you selected an Annuity Commencement Date. Within thirty (30) days preceding your Annuity Commencement Date you may elect to have all or a portion of your Net Surrender Value paid in a lump sum on your Annuity Commencement Date. Alternatively, or with respect to any portion of your Net Surrender Value not paid in a lump sum, you may elect, at least thirty (30) days preceding the Annuity Commencement Date, to have your Account Value with an MVA, if applicable, or a portion thereof multiplied by the MVA (less applicable premium taxes, if any) applied on the Annuity Commencement Date under any of the Annuity Options described below. In the absence of such election, Account Value with an MVA, if applicable, will be applied on the Annuity Commencement Date under the Life Annuity with 120 Monthly Payments Certain. This Contract may not be surrendered after the commencement of annuity payments, except with respect to proceeds from the Death Benefit remaining at Talcott Resolution.
2. Change of Annuity Commencement Date or Annuity Option
You may change the Annuity Commencement Date and/or the Annuity Option from time to time, but any such change must be made In Writing and received by us at least thirty (30) days preceding the scheduled Annuity Commencement Date. Once annuity payments begin, you cannot change the Annuity Option. Also, the proposed Annuity Commencement Date may not be beyond the Annuitant's 90th birthday.
3. Annuity Options
Any one of the following Annuity Options may be elected:
Life Annuity
An annuity payable monthly during the lifetime of the Annuitant, and terminating with the last monthly payment due preceding the death of the Annuitant. It would be possible under this Annuity Option for an Annuitant to receive only one annuity payment if he died preceding the due date of the second annuity payment, two payments if he died before the due date of the third Annuity payment, and so on.
Life Annuity with 120, 180 or 240 Monthly Payments Certain
An annuity providing monthly income to the Annuitant for a fixed period of 120 months, 180 months or 240 months (as selected), and for as long thereafter as the Annuitant shall live.
Cash Refund Life Annuity
An annuity payable monthly during the lifetime of the Annuitant, provided that, at the death of the Annuitant, the Beneficiary will receive an additional payment equal to (a) minus (b), where (a) is the Account Value applied on the Annuity Commencement Date under this Annuity Option and (b) is the dollar amount of annuity payments already paid.
Joint and Last Survivor Life Annuity
An annuity payable monthly during the joint lifetime of the Annuitant and a designated second person, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment preceding the death of the survivor. It would be possible under this Annuity Option for the Annuitant, and designated second person in the event of the common or simultaneous death of the parties, to receive only one payment in the event of death preceding the due date for the second payment, and so on.
Payments for a Designated Period
We will make annuity payments for the number of years that you select. You can select any number of years between five (5) and thirty (30) years. If, at the death of the Annuitant, annuity payments have been made for less than the time period selected, then the Beneficiary may elect to continue the remaining annuity payments or receive the commuted value in one sum.
The Tables in the Contract provide for guaranteed dollar amounts of monthly payments for each $1,000 applied under the five Annuity Options. Under the First, Second or Third Annuity Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due. Under the Fourth Annuity Option, the amount of each payment will depend upon the sex of both payees and their ages at the time the first payment is due.
The Tables for the First, Second, Third and Fourth Annuity Options are based on the 1983a Individual Annuity Mortality Table, with ages set back one (1) year and a net investment rate of 4% per annum. The table for the Fifth Option is based on a net investment rate of 4% per annum.
We may, from time to time, at our discretion if mortality appears more favorable and interest rates justify, apply other tables which will result in higher monthly payments for each $1,000 applied under one or more of the five Annuity Options.
You cannot Surrender your Contract once Annuity Payments begin.
For Qualified Contracts, if you elect an Annuity Option with 120, 180 or 240 Monthly Payments Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the annuity payments begin. We compute life expectancy using the IRS mortality tables.
Automatic Annuity Payments. If you do not elect an Annuity Option, annuity payments will automatically begin on the Annuity Commencement Date under the Life Annuity with 120 Monthly Payments Certain.
4. Annuity Payment
The first payment under any Annuity Option will be made following the Annuity Commencement Date. Subsequent payments will be made on the same day in accordance with the manner of payment selected.
The option elected must result in a payment of an amount at least equal to the minimum payment amount according to Talcott Resolution's rules then in effect. If at any time payments are less than the minimum payment amount, we have the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, we may make other arrangements that are equitable to the Annuitant.
Once annuity payments have commenced, no surrender of the annuity benefit (including benefits under the payments for a Designated Period Option) can be made for the purpose of receiving a lump sum settlement in lieu thereof.
5. Death of Annuitant After Annuity Commencement Date
In the event of the death of the Annuitant after the Annuity Commencement Date, the present values on the date of death of the current dollar amount of any remaining guaranteed payments will be paid in one sum to the Beneficiary unless other provisions shall have been made and approved by us. Calculations of such present value will be based on the interest rate that is used by us to determine the amount of each certain payment.
Miscellaneous Provisions
Ownership Changes
We reserve the right to approve all ownership changes, including any assignment of your Contract (or any benefits) to others or the pledging of your Contract as collateral.
Assignment
A non-qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any annuity payments or surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a non-qualified Contract may require the payment of income taxes and certain penalty taxes. A qualified Contract may not be transferred or otherwise assigned (whether directly or used as collateral for a loan), unless allowed by applicable law and approved by us in writing. We can withhold our consent for any reason. We are not obligated to process any request for approval within any particular time frame. Please consult a qualified tax adviser before assigning your Contract.
You may not use this Contract, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme. By purchasing this Contract you represent and warrant that you are not using this product, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.
Amendment of Contracts
We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required in order to conform the Contract to applicable law. No modification will affect the method by which Account Values are determined. We will notify you in writing of any Contract amendments.
State Variations
Your Contract may be subject to variations required by various state insurance departments. Variations are subject to change without notice.
The Company
Talcott Resolution (formerly Hartford Life Insurance Company) is a stock life insurance company. Talcott Resolution is authorized to do business in all states of the United States and the District of Columbia. Talcott Resolution was originally incorporated under the laws of Massachusetts on June 5, 1902, and subsequently redomiciled to Connecticut. Our corporate offices are located at 1 Griffin Road North, Windsor, Connecticut 06095.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
Investments by Talcott Resolution
Our assets must be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate and commercial mortgages, real estate and certain other investments.
Contract reserves will be accounted for in a non-unitized, non-insulated separate account. Separate account assets may be commingled with investments from other modified guaranty annuity contracts. Owners have no priority claims on assets accounted for in this separate account. All our assets, including those accounted for in this separate account, are available to meet the guarantees under the Contracts and are available to meet our general obligations. Subject to state insurance department approvals, we may transfer assets between the separate account and our general account from time to time.
In establishing Guarantee Rates, we intend to take into account the yields available on the instruments in which we intend to invest the proceeds from the Contracts. Our investment strategy with respect to the proceeds attributable to the Contracts will generally be to invest in investment-grade (or comparable investment quality) debt instruments having durations tending to match the applicable Guarantee Periods. The foregoing notwithstanding, we may also invest in other securities; including but not limited to, U.S. Treasury obligations, U.S. Government agency and instrumentality obligations, mortgage-backed securities and high-yield (junk) bonds. We are not obligated to invest the proceeds attributable to the Contract according to any particular strategy, except as may be required by applicable law. The investment strategy applied to separate account investments from these Contracts may not necessarily be consistent with investment strategies applied with respect to investments from other modified guaranty annuity contract investments held within this separate account.
Assets and reserves associated with the holding account will be held in our general account. Owners have no priority claims on assets accounted for in this account. All our assets are available to meet the guarantees under the Contracts and are available to meet our general obligations.
Experts
The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
How Contracts are sold
This Contract is no longer available for purchase.

We have entered into a distribution agreement with our affiliate TDC under which TDC serves as the principal underwriter for the Contracts. TDC is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA). The principal business address of TDC is the same as ours.
TDC has entered into selling agreements with affiliated and unaffiliated broker-dealers, and financial institutions ("Financial Intermediaries") for the sale of the Contracts. We pay compensation to TDC for sales of the Contracts by Financial Intermediaries. TDC, in its role as principal underwriter, did not retain any underwriting commissions for the fiscal year ended December 31, 2018. Contracts were sold by individuals who were appointed by us as insurance agents and who were investment professionals of Financial Intermediaries.
Financial Intermediaries receive commissions. Certain selected Financial Intermediaries also receive additional compensation. All or a portion of the payments we make to Financial Intermediaries may be passed on to investment professionals according to Financial Intermediaries' internal compensation practices.
Up front commissions paid to Financial Intermediaries generally range from 0.25% to up to 3% of each Purchase Payment depending on the length of the initial Guarantee Period selected.
Commission arrangements may vary from one Financial Intermediary to another. Under certain circumstances, your investment professional may be required to return all or a portion of the commissions paid.
As of December 31, 2018, we have entered into ongoing contractual arrangements to make additional payments to the following Financial Intermediaries for our entire suite of fixed annuities: Edward D. Jones & Co., L.P., and Huntington Investment Company.
Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by FINRA Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their investment professional is or should be included in any such listing.
For the fiscal year ended December 31, 2018, additional payments did not in the aggregate exceed approximately $71,000 (excluding corporate-sponsorship related perquisites).
Federal Tax Considerations
A. Introduction
The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Code, Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trusts or estates that are subject to United States federal income tax, regardless of the source of their income. See "Non-Resident Aliens and Foreign Entities" below regarding annuity purchases by, or payments to, non-U.S. persons.
We have prepared this summary after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.
In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements or other employee benefit arrangements, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.
As used in the following sections addressing "Federal Tax Considerations," the term "spouse" means the person to whom you are legally married, as determined under federal tax law. This may include opposite or same-sex spouses, but does not include those in domestic partnerships or civil unions which are not recognized as married for federal tax purposes. You are encouraged to consult with an accountant, lawyer or other qualified tax advisor about your own situation.
The federal, as well as state and local, tax laws and regulations require us to report certain transactions with respect to your Contract (such as an exchange of or a distribution from the Contract) to the IRS and state and local tax authorities, and generally to provide you with a copy of what was reported. This copy is not intended to supplant your own records. It is your responsibility to ensure that what you report to the IRS and other relevant taxing authorities on your income tax returns is accurate based on your books and records. You should review whatever is reported to the taxing authorities by us against your own records, and in consultation with your own tax advisor, and should notify us if you find any discrepancies in case corrections have to be made.
THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.
B. Taxation of Talcott Resolution
We are taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. We will own the assets underlying the Contracts. The income earned on such assets will be our income.
C. Taxation of Annuities - General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans
Section 72 of the Code governs the taxation of annuities in general.
1.  Non-Natural Persons as Owners
Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural owner is generally required to currently include in gross income for each taxable year the excess of (a) the sum of the net surrender value of the contract as of the end of the taxable year plus all distributions under the contract received during the taxable year or any prior taxable year, over (b) the sum of the amount of net premiums under the contract for the taxable year and prior taxable years and amounts includible in gross income for prior taxable years with respect to such contract under Section 72(u). However, Section 72(u) does not apply to:
•  A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person);
•  A contract acquired by the estate of a decedent by reason of such decedent's death;
•  Certain contracts acquired with respect to tax-qualified retirement arrangements;
•  Certain contracts held in structured settlement arrangements that may qualify under Code Section 130; or
•  A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.
A non-natural owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.
Pursuant to Code Section 72(s), if the owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.
For tax years beginning after December 31, 2012, estates and trusts with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contribution) of 3.8%, depending upon the amount of the estate or trust's adjusted gross income for the taxable year.
2.  Other Owners (Natural Persons).
An owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.
The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts, which were purchased prior to August 14, 1982. For tax years beginning after December 31, 2012, individuals with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contribution) of 3.8%, depending upon the exceeding of certain income thresholds.
a.  Distributions Prior to the Annuity Commencement Date.
i.   Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.
ii.   To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract". It is unclear what value should be used in determining the "income on the contract." We believe that the "income on the contract" does not include some measure of the value of certain future cash-value type benefits, but the IRS could take a contrary position and include such value in determining the "income on the contract".
iii.   Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."
iv.   The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.
v.   In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.
b.  Distributions after Annuity Commencement Date.
Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").
i.   When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.
ii.   If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the Contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.
iii.   Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).
c.  Aggregation of Two or More Annuity Contracts.
Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.
d.  10% Penalty Tax - Applicable to Certain Withdrawals and Annuity Payments.
i.  If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.
ii.  The 10% penalty tax will not apply to the following distributions:
1.  Distributions made on or after the date the taxpayer has attained the age of 59½.
2.  Distributions made on or after the death of the holder or, where the holder is not an individual, the death of the primary annuitant.
3.  Distributions attributable to a taxpayer becoming disabled.
4.  A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the taxpayer (or the joint lives or life expectancies of the taxpayer and the taxpayer's designated Beneficiary).

5.  Distributions made under certain annuities issued in connection with structured settlement agreements.
6.  Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).
7.  Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.
If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59½ and (b) 5 years have elapsed since the first of these periodic payments.
e.  Special Provisions Affecting Contracts Obtained Through a Tax-Free Exchange of Other Annuity or Life Insurance Contracts Purchased Prior to August 14, 1982.
If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and (4) last from the remaining "investment in the contract." As a result, to the extent, that such amount received or deemed received does not exceed such pre-8/14/82 investment; such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.
f.  Required Distributions.
i.  Death of owner or primary Annuitant
Subject to the alternative election or spouse beneficiary provisions in ii or iii below:
1.  If any owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;
2.  If any owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and
3.  If the owner is not an individual, then for purposes of 1 or 2 above, the primary annuitant under the Contract shall be treated as the owner, and any change in the primary annuitant shall be treated as the death of the owner. The primary Annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.
ii.  Alternative Election to Satisfy Distribution Requirements
If any portion of the interest of an owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the owner's death.
iii.  Spouse Beneficiary
If any portion of the interest of an owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.
iv.  Civil Union or Domestic Partner
Upon the death of the Contract owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract owner, rather than the spouse of the Contract owner, then such designated beneficiary is not permitted to continue the Contract as the succeeding Contract owner. A designated beneficiary who is a same sex spouse will be permitted to continue the Contract as the succeeding Contract owner.
g.  Addition of Rider or Material Change
The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.
h.  Partial Exchanges
The owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). The IRS in Revenue Procedure 2011-38, indicated that a partial exchange made on or after October 24, 2011 will be treated as a tax-free exchange under Code Section 1035 if there is no distribution from or surrender of, either contract involved in the exchange within 180 days of such exchange. Amounts received as annuity payments for a period of at least 10 years on one or more lives will not be treated as distributions for this purpose. If a transfer does not meet the 180-day test, the IRS will apply general tax rules to determine the substance and treatment of the transfer.
We advise you to consult with a qualified tax adviser as to the potential tax consequences before attempting any partial exchanges.
D. Federal Income Tax Withholding
The portion of an amount received under a Contract that is taxable gross income to the recipient is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:
1.  Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless the recipient elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.
2.  Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is subject to federal income tax withholding as if the recipient were married claiming three exemptions, unless the recipient elects otherwise. A recipient may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming three exemptions, and remit the tax to the IRS.
Generally, no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the recipient is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. You also may be required to pay penalties under the estimated income tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability.
E. General Provisions Affecting Qualified Retirement Plans
The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to the section entitled "Information Regarding Tax-Qualified Retirement Plans" below for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.
F. Nonresident Aliens and Foreign Entities
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. persons (such as U.S. citizens or U.S. resident aliens). Purchasers (and payees such as a purchaser's beneficiary) that are not U.S. persons (such as a Nonresident Alien) will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required information and IRS tax forms (such as IRS Form W-8BEN) are submitted to us. If withholding tax applies, we are generally required to withhold tax at a 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. Foreign entities (such as foreign corporations, foreign partnerships, or foreign trusts) must provide the appropriate IRS tax forms (such as IRS Form W-8BEN-E or other appropriate Form W-8). If required by law, we may withhold 30% from any taxable payment in accordance with applicable requirements such as The Foreign Account Tax Compliance Act (FATCA) and applicable regulations. An updated Form W-8 is generally required to be submitted every three years. Purchasers may also be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.
G. Estate, Gift and Generation-Skipping Tax and Related Tax Considerations
Any amount payable upon an owner's death, whether before or after the Annuity Commencement Date, is generally includable in the owner's estate for federal estate tax purposes. Similarly, prior to the owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse beneficiary who either is (1) 37½ or more years younger than an owner or (2) a grandchild (or more remote further descendent) of an owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS.
In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the owner's lifetime generally is treated as producing an amount received by such owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such owner's gross income, this same income amount could produce a corresponding increase in such owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code Section 72(e) (4) (C) (iii) and Section 1015.

H. Tax Disclosure Obligations
In some instances certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2009-59. The Code also requires certain "material advisers" to maintain a list of persons participating in such "reportable transactions," which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by us, the owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.
I. Information Regarding Tax-Qualified Retirement Plans
This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.
The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts, accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan.
The following is only a general discussion about types of Qualified Plans for which the Contracts may be available. We are not the plan administrator for any Qualified Plan. The plan administrator or custodian, whichever is applicable, (but not us) is responsible for all Plan administrative duties including, but not limited to, notification of distribution options, disbursement of Plan benefits, handling any processing and administration of Qualified Plan loans, compliance regulatory requirements and federal and state tax reporting of income/distributions from the Plan to Plan participants and, if applicable, beneficiaries of Plan participants and IRA contributions from Plan participants. Our administrative duties are limited to administration of the Contract and any disbursements of any Contract benefits to the owner, annuitant or beneficiary of the Contract, as applicable. Our tax reporting responsibility is limited to federal and state tax reporting of income/distributions to the applicable payee and IRA contributions from the owner of a Contract, as recorded on our books and records. If you are purchasing a Qualified Contract, you should consult with your Plan administrator and/or a qualified tax adviser. You also should consult with a qualified tax adviser and/or Plan administrator before you withdraw any portion of your Account Value.
The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, or other restrictions and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law. Because of the complexity of these rules, owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.
We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.
1. Individual Retirement Annuities ("IRAs").
In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401 or 457(b) that include after-tax employee contributions may be treated as deemed IRAs subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.
a.  Traditional IRAs
Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible to make contributions, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions ("RMDs") when the owner reaches age 70½ or dies, as described below, may result in imposition of a 50%

additional tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the owner reaches age 59½ or dies is subject to a 10% additional tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.
You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into your Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to your Traditional IRA or another Qualified Plan. In addition, under Code Section 402(c)(11), a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant).
b.  SEP IRAs
Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer contributions, employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
c.  SIMPLE IRAs
The Savings Incentive Match Plan for Employees of Small Employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% additional tax for failure to make a full RMD, and to the 10% additional tax on premature distributions, as described below. In addition, the 10% additional tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.
If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.
d.  Roth IRAs
Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract owner's lifetime. Generally, however, upon the owner's death the amount remaining in a Roth IRA must be distributed by the end of the fifth year after such death or distributed over the life expectancy of a designated beneficiary. Prior to January 1, 2018, the owner of a Traditional IRA or other qualified plan assets could recharacterize a Traditional IRA into a Roth IRA under certain circumstances. Effective January 1, 2018, a Traditional IRA or other qualified plan cannot be recharacterized as a Roth IRA. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. After 2007, distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the

Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
2. Qualified Pension or Profit-Sharing Plan or Section 401(k) Plan
Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.
In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.
3. Deferred Compensation Plans under Section 457 ("Section 457 Plans")
Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code Section 457. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an "Eligible Deferred Compensation Plan" or "Section 457(b) Plan." Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount, equal to $19,000 for 2019. The Plan may provide for additional "catch-up" contributions during the three taxable years ending before the year in which certain participants attain normal retirement age. In addition, with an eligible Deferred Compensation Plan for a governmental employer, the contribution limitation may be increased under Code Section 457(e)(18) to allow certain "catch-up" contributions for individuals who have attained age 50, but only one "catch-up" may be used in a particular year. In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 70½, (2) the participant has a severance from employment (including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).
Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. Where the trust requirement does not apply, amounts held under a Section 457 Plan must remain subject to the claims of the employer's general creditors under Code Section 457(b)(6).
4. Taxation of Amounts Received from Qualified Plans
Except under certain circumstances in the case of Roth IRAs, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.
For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Account Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.
In addition, additional taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer or, during 2011, certain distributions from an IRA for charitable purposes). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.
5. Additional Taxes for Qualified Plans
Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal additional taxes not just on premature distributions, but also on excess contributions and failures to make required minimum distributions ("RMDs"). Additional taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The additional taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.
a.  Additional Taxes on Premature Distributions
Code Section 72(t) imposes an additional income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59½. However, this 10% additional tax does not apply to a distribution that is either:
(i)  made to a beneficiary (or to the employee's estate) on or after the employee's death;
(ii)  attributable to the employee's becoming disabled under Code Section 72(m)(7);
(iii)  part of a series of substantially equal periodic payments (not less frequently than annually - "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;
(iv)  (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans);
(v)  (except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);
(vi)  not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year; or
(vii)  certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty.
In addition, the 10% additional tax does not apply to a distribution from an IRA that is either:
(viii)  made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;
(ix)  not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or
(x)  for a qualified first-time homebuyer and meets the requirements of Code Section 72(t) (8).
If the taxpayer avoids this 10% additional tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death or disability), the 10% additional tax will be applied retroactively to all the prior periodic payments (i.e., additional tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59½ and (b) 5 years have elapsed since the first of these periodic payments.
For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% additional tax rate is increased to 25%.
b.  RMDs and 50% Additional Tax
If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 50% additional tax on the amount that has not been timely distributed.
An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of -
(i)  the calendar year in which the individual attains age 70½, or
(ii)  (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.
The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over -
(a)  the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or
(b)  over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.
If an individual dies before reaching the Required Beginning Date, the individual's entire interest generally must be distributed within 5 years after the individual's death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If such beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased individual would have attained age 70½.

If an individual dies after RMDs have begun for such individual, any remainder of the individual's interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.
The RMD rules that apply while the Contract owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the owner apply to all Qualified Plans, including Roth IRAs. In addition, if the owner of a Traditional or Roth IRA dies and the owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.
The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.
In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% additional tax for RMDs if such additional RMD amount is not timely distributed.
6. Tax Withholding for Qualified Plans
Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an "eligible rollover distribution" (described below in "Rollover Distributions"). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the "eligible rollover distribution," to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in "Rollover Distributions"). Payees cannot elect out of this mandatory 20% withholding in the case of such an "eligible rollover distribution."
Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens nor resident aliens of the United States.
Regardless of any "election out" (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.
7. Rollover Distributions
The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan fiduciaries (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.
For instance, generally any amount can be transferred directly from one type of Qualified Plan to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transfer or Plan and certain other conditions to maintain the applicable tax qualification are satisfied. Such a "direct transfer" between the same kinds of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.
By contrast, an amount distributed from one type of Plan into a different type of Plan generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to federal income tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan fiduciary) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan fiduciary by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan or other Qualified Plan in a "60-day rollover" by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a "60-day rollover," the missing amount that is not rolled over remains subject to normal income tax plus any applicable additional tax (e.g., 10% additional tax on early distributions).
Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either:

a.    an RMD amount;

b.
one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or

c.    any distribution made upon hardship of the employee.
Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c) and 457(e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution additional tax applicable to distributions from such a "predecessor" Qualified Plan.
Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to one per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% additional tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).
Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a non-spouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS.
Other rules and exceptions may apply, so please consult with a qualified tax adviser.
Legal Opinion
Lisa Proch, General Counsel for Talcott Resolution has passed upon the validity of the interests in the Contracts described in this prospectus.
Material Changes
There have been no material changes in our affairs that have occurred since the end of the latest fiscal year for which audited financial statements were included our Annual Report on Form 10-K for the year ended December 31, 2018 that have not been described in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019.
Cybersecurity
We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate Accumulation Unit value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks or information security breaches in the future.

Appendix A — Modified Guaranteed Annuity for Qualified Plans
This Contract is no longer available for purchase.
The CRC® (Compound Rate Contract) Annuity for Qualified Plans is a group deferred annuity Contract ("Group Annuity Contract") under which one or more purchase payments may be made. Plans eligible to purchase the Contract were pension and profit-sharing plans qualified under §401(a) of the Internal Revenue Code (the "Code"), Keogh Plans and eligible state deferred compensation plans under §457 of the Code ("Qualified Plans").
When you applied for a Group Annuity Contract, the trustee or other applicant completed an application for the Group Annuity Contract and made its initial purchase payment. A Group Annuity Contract was issued to the applicant and subsequent Purchase Payments may be made, subject to the same $2,000 minimum applicable to qualified purchasers of Certificates. While no Certificates are issued, each purchase payment, and the Account established thereby, are confirmed to the Contract owner. The initial and subsequent purchase payments operate to establish Accounts under the Group Annuity Contract in the same manner as non-qualified purchases. Each Account will have its own initial and subsequent Guarantee Periods and Guaranteed Rates. Surrenders under the Group Annuity Contract may be made, at the election of the Contract owner, from one or more of the Accounts established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a certificate (see "Surrenders"). Net Surrender Values may be surrendered or applied to purchase annuities for the Contract owners' Qualified Plan Participants.
Because there are no individual participant accounts, the Group Annuity Contract issued in connection with a Qualified Plan does not provide for death benefits. Annuities purchased for Qualified Plan Participants may provide for a payment upon the death of the Annuitant, depending on the option chosen (see "Annuity Options"). Additionally, since there are no Annuitants prior to the actual purchase of an Annuity by the Contract owner, the provisions regarding the Annuity Commencement Date are not applicable.
If you purchased the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax deferred treatment under the Code.

APP A - 1

Appendix B — Special Provisions for Individual Contracts Issued in the State of California, Michigan, Missouri, New York, Oregon, South Carolina, Texas, Virginia and Wisconsin
The following provision, among others, applies only to individual Contracts issued in the States of California, Michigan, Missouri, New York, Oregon, South Carolina, Texas, Virginia and Wisconsin:
(1)  The Contract owner has the right to request, in writing, a surrender of the Contract within ten (10) days after it was purchased. In such event, in California, New York, Oregon, Texas, Virginia and Wisconsin, we will pay the Contract owner an amount equal to the sum of (a) the Account Value on the date the written request for surrender was received multiplied by the MVA formula and (b) any charges deducted from the Purchase Payment. In Michigan, Missouri and South Carolina, the Contract will be cancelled and any premium paid will be refunded in full.

APP B - 1

Appendix C — Market Value Adjustment
The formula which will be used to determine the MVA is: [(1 + i)/(1 + j)](n/12)

i	=	The Guarantee Rate in effect for the Current Guarantee Period(expressed as a decimal, e.g., 1% = .01)
j	=
The Current Rate (expressed as a decimal, e.g., 1% = .01) in effect for durations equal to the number of years remaining in the current Guarantee Period (years are rounded to the next highest number of years).

n	=	The number of complete months from the surrender date to the end of the current Guarantee Period.
Example of Market Value Adjustment

Beginning Account Value:	$50,000
Guarantee Period:	5 Years
Guarantee Rate:	5.50% per annum
Full Surrender:	Middle of Contract Year 3
Example 1:

Gross Surrender Value at middle of Contract Year 3		=	$50,000 (1.055)2.5 = $57,161.18
Net Surrender Value at middle of Contract Year 3		=	[$57,161.18 – (0.05) x $57,161.18] x MVA
		=	$54,303.12 x MVA
MVA
	i	=	0.055
	J	=	0.061
	n	=	30
MVA		=	[(1 + i)/(1 + j)]n/12
		=	(1+.055)/(1+.061)30/12
		=	0.985922
Net Surrender Value at middle of Contract Year 3		=	$54,303.12 x 0.985922
		=	$53,538.64
Example of Market Value Adjustment

Beginning Account Value:	$50,000
Guarantee Period:	5 Years
Guarantee Rate:	5.50% per annum
Full Surrender:	Middle of Contract Year 3

APP C - 1

Example 2:

Gross Surrender Value at middle of Contract Year 3		=	$50,000 (1.055)2.5 = $57,161.18
Net Surrender Value at middle of Contract Year 3		=	[$57,161.18 – (0.05) x $57,161.18] x MVA
		=	$54,303.12 x MVA
MVA
	i	=	.055
	j	=	0.050
	n	=	30
MVA		=	[(1 + i)/(1 + j)]n/12
		=	(1+.055)/(1+.05)30/12
		=	1.011947
Net Surrender Value at middle of Contract Year 3		=	$ 54,303.12 x 1.011947
		=	$54,951.88
This example does not include any applicable taxes.

APP C - 2

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions. All amounts are estimated. This product is no longer actively sold.

Registration fees	N/A
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustee's fees	N/A
Transfer agents' fees	N/A
Printing and distribution	$7,040*
Legal fees	$1,715*
Accounting fees	N/A
Independent Registered Public Accountant fees	$3,333*
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A
*Estimated expense
Item 14. Indemnification of Directors and Officers
Section 33-776 of the Connecticut General Statutes states that: "a corporation may provide indemnification of, or advance expenses to, a director, officer, employee or agent only as permitted by sections 33-770 to 33-779, inclusive."
Provision is made that the Corporation, to the fullest extent permissible by applicable law as then in effect, shall indemnify any individual who is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (each, a "Proceeding") because such individual is or was (i) a Director, or (ii) an officer or employee of the Corporation (for purposes of the by laws, each an "Officer"), against obligations to pay judgments, settlements, penalties, fines or reasonable expenses (including counsel fees) incurred in a Proceeding if such Director or Officer: (l)(A) conducted him or herself in good faith; (B) reasonably believed (i) in the case of conduct in such person's official capacity, which shall include service at the request of the Corporation as a director, officer or fiduciary of a Covered Entity (as defined below), that his or her conduct was in the best interests of the Corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the Corporation; and (C) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; or (2) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the Corporation's Certificate, in each case, as determined in accordance with the procedures set forth in the by laws. For purposes of the by laws, a "Covered Entity" shall mean another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in respect of which such person is serving at the request of the Corporation as a director, officer or fiduciary.
Item 15. Recent Sales of Unregistered Securities
Not applicable.
Item 16. Exhibits and Financial Statement Schedules

(1)	Principal Underwriter Agreement.	Incorporated by reference to Exhibit 1 of the Initial Registration Statement File No. 333-157272 filed on February 12, 2009.
(1a)	Amendment No. 1, Principal Underwriter Agreement.	Incorporated by reference to Exhibit 1a of the Initial Registration Statement File No. 333-157272 filed on February 12, 2009.
(1b)	Amendment No. 2, Principal Underwriter Agreement.	Incorporated by reference to Exhibit 1b of Post-Effective Amendment No. 5 to Registration Statement File No. 333-133695 filed on March 1, 2010.

(1c)	Amendment No. 3, Principal Underwriter Agreement.	Incorporated by reference to Exhibit 1c of Post-Effective Amendment No. 5 to Registration Statement File No. 333-133695 filed on March 1, 2010.
(3a)
Restated Certificate of Incorporation of Talcott Resolution Life Insurance Company (the "Company"), effective April 2, 1982, as amended by Amendment No. 1, effective August 3, 1984, as amended by Amendment No. 2 effective December 31, 1996, as amended by Amendment No. 3, effective July 25, 2000, as amended by Amendment No. 4, effective June 1, 2018.
Incorporated by reference to Exhibit 3.01 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(3b)	Amended and Restated By-Laws of Talcott Resolution Life Insurance Company, effective June 1, 2018.	Incorporated by reference to Exhibit 3.02 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(4)	Form of Contract(s).	Incorporated by reference to Exhibit 4 to the Initial Registration Statement File No. 333-157272 filed on February 12, 2009
(5)	Opinion regarding legality, refer to Exhibit (23a).	Filed herewith as Exhibit 99.23(a).
(10a)	Annuity Reinsurance Agreement between Hartford Life Insurance Company and Commonwealth Annuity and Life Insurance Company dated as of June 1 2018.*	Incorporated by reference to Exhibit 10.01 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(10b)	Annuity Reinsurance Agreement between Hartford Life and Annuity Insurance Company and Commonwealth Annuity and Life Insurance Company dated as of June 1 2018.*	Incorporated by reference to Exhibit 10.02 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(10c)	Transition Services Agreement by and between Hartford Fire Insurance Company and Hartford Life, Inc. dated as of May 31, 2018.*	Incorporated by reference to Exhibit 10.03 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(21)	Subsidiaries of Talcott Resolution Life Insurance Company	Filed herewith as Exhibit 99.21
(23a)	Consent of Counsel - Lisa Proch, General Counsel.	Filed herewith as Exhibit 99.23(a)
(23b)	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP.	Filed herewith as Exhibit 99.23(b)
(24)	Powers of Attorney.	Filed herewith as Exhibit 99.24

(*)	Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
Item 17. Undertakings
(a)              The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)`	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus of the undersigned registrant related to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)     The portion of any other free writing prospectus relating to the offering contained material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. .
(B)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on July 10, 2019.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

By:	/s/ Peter F. Sannizzaro
Peter F. Sannizzaro,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and the date indicated.

Peter F. Sannizzaro, President, Chief Executive Officer, Director		/s/ Peter F. Sannizzaro
Peter F. Sannizzaro
Robert R. Siracusa, Chief Financial Officer

Richard J. Carbone, Director*
Henry Cornell, Director*		/s/ Robert R. Siracusa
Gilles M. Dellaert, Director*		Robert R. Siracusa
Oliver M. Goldstein, Director*
Brion S. Johnson, Director*
Emily R. Pollack, Director*
Michael S. Rubinoff, Director*	*By:	/s/ Lisa Proch
David I. Schamis, Director*		Lisa Proch, Attorney-in-Fact
Robert W. Stein, Director*	Date:	July 10, 2019
Heath L. Watkin, Director*
333-227375

EXHIBIT INDEX

(21)	Subsidiaries of Talcott Resolution Life Insurance Company.
(23a)	Consent of Counsel - Lisa Proch, General Counsel.
(23b)	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP.
(24)	Powers of Attorney.